Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated September 30, 2024 with respect to the consolidated financial statements included in the Annual Report of Immuron Limited on Form 20-F for the year ended June 30, 2024.

We consent to the inclusion of the said report in the Registration Statement of Immuron Limited on Form F-3 (File No. 333-230762) and Post Effective Amendment on Form F-3 to F-1 (File No. 333-215204).

/s/ GRANT THORNTON AUDIT PTY LTD

Melbourne, Australia

September 30, 2024